FOR IMMEDIATE RELEASE

Corebridge Financial Announces Second Quarter 2023 Results

•Premiums and deposits1 grew 42% compared to the prior year quarter
•Base spread income2 grew 42% while base yield2 expanded 76 basis points compared to the prior year quarter
•Net income of $771 million, or $1.18 per share, largely reflects strong base portfolio income as well as favorable mark to market movements on embedded derivatives and market risk benefits
•Adjusted after-tax operating income1 of $679 million and operating EPS1 of $1.04 per share reflect strong base spread income
•Life Fleet RBC Ratio2 remains in excess of 400% target
•Returned $750 million to shareholders during the quarter in the form of dividends and share repurchases
•Declared quarterly cash dividend $0.23 per share of common stock on August 3, 2023
•Announced sale of Laya Healthcare to AXA for €650 million

HOUSTON – August 4, 2023 – Corebridge Financial, Inc. ("Corebridge" or the "Company") (NYSE: CRBG) today reported financial results for the second quarter ended June 30, 2023.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, “This was an excellent quarter for Corebridge, where we continued to benefit from our focused execution, disciplined risk management and the competitive strengths of our diversified businesses. We generated nearly $10 billion of premiums and deposits, a 42% increase over the prior year. Base spread income also grew 42% year over year, and our businesses remain well positioned to capitalize on current market opportunities.

“Corebridge returned $750 million to shareholders this quarter, through a combination of dividends and share repurchases. We are pleased to have begun our share repurchase program only nine months after our initial public offering, marking an important milestone in our commitment to provide an attractive capital return to shareholders. Also, we believe the sale of Laya Healthcare unlocks significant value for shareholders and represents an important step in maintaining our focus on the life and retirement businesses in the United States.

“Our financial position is strong, and our results reflect the earnings power of our franchise and the positive momentum across our businesses. Going into the second half of the year, we remain focused on executing our strategies and optimizing our capital to generate long-term growth in shareholder value.”

1 This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in "Non-GAAP Financial Measures" below
2 This release refers to key operating metrics and key terms. Information about these metrics and terms can be found in "Key Operating Metrics and Key Terms" below

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended June 30,
($ in millions, except per share data)	2023	2022
Net income (loss) attributable to common shareholders	$771	$2,594
Income (loss) per common share attributable to common shareholders	$1.18	$4.02
Adjusted after-tax operating income	$679	$491
Operating EPS	$1.04	$0.76
Book value per common share	$16.61	$18.99
Adjusted book value per common share[1]	$36.44	$35.09
Pre-tax income (loss)	$911	$3,326
Adjusted pre-tax operating income[1]	$836	$611
Premiums and deposits	$9,941	$6,991
Net investment income	$2,714	$2,280
Net investment income (APTOI basis)[1]	$2,480	$2,109
Base portfolio income - insurance operating businesses	$2,366	$1,858
Variable investment income[2] - insurance operating businesses	$96	$120
Corporate and other[3]	$18	$131

Return on average equity	27.9%	64.3%
Adjusted return on average equity[1]	11.7%	8.7%

Net income was $771 million, a 70% decrease compared to the prior year quarter. The change largely was driven by lower realized gains recorded for the Fortitude Re funds withheld embedded derivative, partially offset by higher net investment income and changes in the fair value of market risk benefits.

Adjusted pre-tax operating income ("APTOI") was $836 million, a 37% increase compared to the prior year quarter. Base portfolio income was the largest contributor to the year-over-year improvement. Excluding variable investment income, APTOI was $740 million, a 51% increase compared to the prior year quarter, the result of higher base portfolio income, partially offset by lower fee income2 and higher interest expense on financial debt raised during 2022.

Premiums and deposits were $9.9 billion, a 42% increase compared to the prior year quarter. Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 10% when compared to the prior year quarter. These results mainly reflect higher fixed index annuity and fixed annuity deposits partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

Net investment income was $2.7 billion, a 19% increase compared to the prior year quarter, while net investment income on an APTOI basis was $2.5 billion, an 18% increase compared to the prior year quarter. This improvement largely was due to higher base portfolio income, which grew $508 million, or
3 Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
27%, compared to the prior year quarter. This was partially offset by lower variable investment income which declined $24 million, or 20%, over the same period.

BUSINESS RESULTS

Individual Retirement	Three Months Ended June 30,
($ in millions)	2023	2022
Premiums and deposits	$4,045	$3,620
Spread income	$684	$448
Base spread income	$654	$420
Variable investment income	$30	$28
Fee income	$280	$301
Adjusted pre-tax operating income	$574	$365

•Premiums and deposits increased $0.4 billion, or 12%, as compared to the prior year quarter largely driven by growth of fixed index annuity deposits, partially offset by lower fixed annuity and variable annuity deposits. General account net flows for the second quarter of 2023 remained positive at $0.4 billion
•Base net investment spread1 of 2.41% for the second quarter of 2023 expanded 81 basis points and 10 basis points on a prior year and sequential quarter basis, respectively
•APTOI increased $209 million, or 57%, year over year primarily due to higher base spread income, partially offset by lower fee income

Group Retirement	Three Months Ended June 30,
($ in millions)	2023	2022
Premiums and deposits	$1,923	$1,772
Spread income	$213	$205
Base spread income	$193	$171
Variable investment income	$20	$34
Fee income	$178	$177
Adjusted pre-tax operating income	$197	$179

•Premiums and deposits increased $151 million, or 9%, as compared to the prior year quarter due to higher out-of-plan fixed annuity deposits, partially offset by lower out-of-plan variable annuity deposits and plan acquisitions
•Base net investment spread of 1.55% for the second quarter of 2023 expanded 23 basis points and 3 basis points on a prior year quarter and sequential quarter basis, respectively
•APTOI increased $18 million, or 10%, year over year primarily due to higher base spread income and lower expenses, partially offset by lower variable investment income

FOR IMMEDIATE RELEASE

Life Insurance	Three Months Ended June 30,
($ in millions)	2023	2022
Premiums and deposits	$1,063	$1,049
Underwriting margin[2]	$361	$389
Underwriting margin excluding variable investment income	$355	$340
Variable investment income	$6	$49
Adjusted pre-tax operating income	$76	$97

•APTOI decreased $21 million, or 22%, due to lower variable investment income partially offset by higher base portfolio income. Mortality experience was marginally favorable year over year

Institutional Markets	Three Months Ended June 30,
($ in millions)	2023	2022
Premiums and deposits	$2,910	$550
Spread income	$117	$67
Base spread income	$77	$61
Variable investment income	$40	$6
Fee income	$16	$16
Underwriting margin	$20	$19
Underwriting margin excluding variable investment income	$20	$16
Variable investment income	$—	$3
Adjusted pre-tax operating income	$126	$76

•Premiums and deposits increased $2.4 billion, or 429%, as compared to the prior year quarter driven by higher volume of pension risk transfer and guaranteed investment contracts. Pension risk transfer sales were $1.9 billion for the second quarter of 2023 compared to $450 million for the second quarter of 2022. Guaranteed investment contract issuances were $917 million for the second quarter of 2023
•APTOI increased $50 million, or 66%, year over year primarily due to higher base spread income and variable investment income

FOR IMMEDIATE RELEASE

Corporate and Other[3]	Three Months Ended June 30,
($ in millions)	2023	2022
Corporate expenses	$(47)	$(33)
Interest on financial debt	$(106)	$(73)
Asset management	$11	$8
Consolidated investment entities	$5	$(13)
Other	$—	$5
Adjusted pre-tax operating income (loss)	$(137)	$(106)

•APTOI decreased $31 million year over year primarily due to higher interest expense on financial debt driven by the Company’s recapitalization in connection with the IPO

CAPITAL AND LIQUIDITY HIGHLIGHTS

•Holding company liquidity of $1.6 billion as of June 30, 2023
•Financial leverage ratio of 28.0%
•Life Fleet RBC Ratio estimated to remain above our 400% target
•Adjusted book value per share1 of $36.44 grew on a sequential quarter basis due to strong earnings while also returning $750 million to shareholders
•Paid special dividend of $0.62 per share of common stock in addition to regular quarterly cash dividend of $0.23 per share of common stock
•Repurchased $200 million of shares from AIG and Blackstone
•Declared quarterly dividend of $0.23 per share of common stock on August 3, 2023, payable on September 29, 2023, to shareholders of record at the close of business on September 15, 2023

CONFERENCE CALL

Corebridge will host a conference call on Friday, August 4, 2023, at 8:30 a.m. EDT to review these results. The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com. A replay will be available after the call at the same location.

Supplemental financial data and our investor presentation are available in the Investors section of corebridgefinancial.com.

# # #

About Corebridge Financial

Corebridge Financial, Inc. makes it possible for more people to take action in their financial lives. With more than $370 billion in assets under management and administration as of June 30, 2023, Corebridge Financial is one of the largest providers of retirement solutions and insurance products in the United States. We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures. For more information, visit corebridgefinancial.com and follow us

FOR IMMEDIATE RELEASE
on LinkedIn, YouTube and Facebook. These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Josh Smith (Investors): investorrelations@corebridgefinancial.com
Dana Ripley (Media): dana.ripley@aig.com

# # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this press release and other publicly available documents may include statements of historical or present fact, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Also, forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge and its consolidated subsidiaries. There can be no assurance that future developments affecting Corebridge and its consolidated subsidiaries will be those anticipated by management.

Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected or implied in such forward-looking statements, including, among others, risks related to:

•changes in interest rates and changes to credit spreads, the deterioration of economic conditions, an economic slowdown or recession, changes in market conditions, weakening in capital markets, volatility in equity markets, inflationary pressures, pressures on the commercial real estate market, stress and instability in the banking sector, geopolitical tensions, including the continued armed conflict between Ukraine and Russia;
•insurance risk and related exposures, including risks related to insurance liability claims exceeding reserves and reinsurance becoming unavailable;
•our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;
•our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide and adequately

FOR IMMEDIATE RELEASE
perform business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;
•the intense regulation of our business;
•estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;
•competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•our investment managers, including our reliance on agreements with Blackstone ISG-1 Advisors L.L.C. which we have a limited ability to terminate or amend, the historical performance of our investment managers not being indicative of future results of our investment portfolio, and increased regulation or scrutiny of investment advisers and investment activities;
•our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;
•our agreements with Fortitude Reinsurance Company Ltd.; and
•other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Risk Factors” in our Registration Statement on Form S-1 filed on June 5, 2023 with the U.S. Securities and Exchange Commission.

Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results. Some of the measurements we use are ‘‘non-GAAP financial measures’’ under Securities and Exchange Commission rules and regulations. We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures. The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the

FOR IMMEDIATE RELEASE
adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

The ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses)”, including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities or are recognized as embedded derivatives at fair value are also included in Net realized gains (losses) and are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

MARKET RISK BENEFIT ADJUSTMENTS:

Certain of our variable annuity, fixed annuity and fixed index annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and/or guaranteed minimum death benefits (“GMDBs”) which are accounted for as MRBs. Changes in the fair value of these MRBs (excluding changes related to our own credit risk), including certain rider fees attributed to the MRBs, along with changes in the fair value of derivatives used to hedge MRBs are recorded through “Change in the fair value of MRBs, net” and are excluded from APTOI.

Changes in the fair value of securities used to economically hedge MRBs are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;

FOR IMMEDIATE RELEASE
•non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•separation costs;
•non-operating litigation reserves and settlements;
•loss (gain) on extinguishment of debt, if any;
•losses from the impairment of goodwill, if any; and
•income and loss from divested or run-off business, if any.

Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•deferred income tax valuation allowance releases and charges.

Adjusted Book Value is derived by excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors as it eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value with changes in fair value recorded through OCI. It also eliminates asymmetrical impacts where our own credit non-performance risk is recorded through OCI. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Operating Earnings per Common Share ("Operating EPS") is derived by dividing AATOI by weighted average diluted shares.

FOR IMMEDIATE RELEASE
Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of SVW contracts.
•Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Net Investment Income

•Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducement assets.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducement assets.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization deferred of sales inducement assets.

Fee and Spread Income and Underwriting Margin

•Fee income is defined as policy fees plus advisory fees plus other fee income. For our Institutional Markets segment, its SVW products generate fee income.
•Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income. For our Institutional Markets segment, its structured settlements, PRT and GIC products generate spread income, which includes premiums, net investment income, less interest credited and policyholder benefits and excludes the annual assumption update.

FOR IMMEDIATE RELEASE
•Underwriting margin for our Life Insurance segment includes premiums, policy fees, other income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, its Corporate Markets products generate underwriting margin, which includes premiums, net investment income, policy and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Financial leverage ratio means the ratio of financial debt to the sum of financial debt plus Adjusted Book Value plus non-redeemable noncontrolling interests.

Life Fleet RBC Ratio

•Life Fleet means American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).
•Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended June 30,	2023				2022
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$911	$160	$—	$751	$3,326	$652	$—	$2,674
Noncontrolling interests	—	—	20	20	—	—	(80)	(80)
Pre-tax income/net income attributable to Corebridge	911	160	20	771	3,326	652	(80)	2,594
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(270)	(61)	—	(209)	(182)	(39)	—	(143)
Net realized (gains) losses on Fortitude Re funds withheld assets	130	28	—	102	60	12	—	48
Net realized losses on Fortitude Re funds withheld embedded derivative	(122)	(27)	—	(95)	(2,394)	(515)	—	(1,879)
Subtotal Fortitude Re related items	(262)	(60)	—	(202)	(2,516)	(542)	—	(1,974)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	59	—	(59)	—	34	—	(34)
Deferred income tax valuation allowance (releases) charges	—	(35)	—	35	—	—	—	—
Change in fair value of market risk benefits, net	(262)	(55)	—	(207)	(45)	(8)	—	(37)
Changes in fair value of securities used to hedge guaranteed living benefits	4	—	—	4	(10)	(2)	—	(8)
Changes in benefit reserves related to net realized gains (losses)	1	—	—	1	(7)	(2)	—	(5)
Net realized (gains) losses(a)	363	76	—	287	(146)	(31)	—	(115)
Non-operating litigation reserves and settlements	—	—	—	—	(2)	(1)	—	(1)
Separation costs	70	15	—	55	37	8	—	29
Restructuring and other costs	28	6	—	22	52	11	—	41
Non-recurring costs related to regulatory or accounting changes	7	1	—	6	1	—	—	1
Net (gain) loss on divestiture	(59)	(13)	—	(46)	1	1	—	—
Pension expense - non operating	15	3	—	12	—	—	—	—
Noncontrolling interests	20	—	(20)	—	(80)	—	80	—
Subtotal: Non-Fortitude Re reconciling items	187	57	(20)	110	(199)	10	80	(129)
Total adjustments	(75)	(3)	(20)	(92)	(2,715)	(532)	80	(2,103)
Adjusted pre-tax operating income (loss)/Adjusted after-tax operating income (loss) attributable to Corebridge common shareholders	$836	$157	$—	$679	$611	$120	$—	$491
(a)    Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended June 30, 2023
Premiums	$66	$4	$443	$1,911	$20	$—	$2,444
Policy fees	172	102	371	49	—	—	694
Net investment income	1,224	504	327	407	19	(1)	2,480
Net realized gains (losses)(a)	—	—	—	—	1	—	1
Advisory fee and other income	108	76	26	—	16	—	226
Total adjusted revenues	1,570	686	1,167	2,367	56	(1)	5,845
Policyholder benefits	71	6	721	2,081	(3)	—	2,876
Interest credited to policyholder account balance	553	294	85	133	—	—	1,065
Amortization of deferred policy acquisition costs	138	20	98	2	—	—	258
Non-deferrable insurance commissions	94	33	21	4	1	—	153
Advisory fee expenses	36	29	(1)	—	—	—	64
General operating expenses	104	107	167	21	85	—	484
Interest expense	—	—	—	—	129	—	129
Total benefits and expenses	996	489	1,091	2,241	212	—	5,029
Noncontrolling interest	—	—	—	—	20	—	20
Adjusted pre-tax operating income	$574	$197	$76	$126	$(136)	$(1)	$836

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended June 30, 2022
Premiums	$60	$5	$440	$496	$21	$—	$1,022
Policy fees	186	104	390	49	—	—	729
Net investment income	901	488	350	239	136	(5)	2,109
Net realized gains (losses)(a)	—	—	—	—	—	—	—
Advisory fee and other income	115	73	30	—	32	(5)	245
Total adjusted revenues	1,262	670	1,210	784	189	(10)	4,105
Policyholder benefits	77	13	734	612	—	—	1,436
Interest credited to policyholder account balance	466	286	87	71	—	—	910
Amortization of deferred policy acquisition costs	126	20	104	2	—	—	252
Non-deferrable insurance commissions	86	30	29	5	1	—	151
Advisory fee expenses	35	30	—	—	—	—	65
General operating expenses	107	112	159	18	96	(6)	486
Interest expense	—	—	—	—	128	(14)	114
Total benefits and expenses	897	491	1,113	708	225	(20)	3,414
Noncontrolling interest	—	—	—	—	(80)	—	(80)
Adjusted pre-tax operating income	$365	$179	$97	$76	$(116)	$10	$611
(a)    Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge's spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2023	2022
Individual Retirement
Spread income	$684	$448
Fee income	280	301
Total Individual Retirement	964	749
Group Retirement
Spread income	213	205
Fee income	178	177
Total Group Retirement	391	382
Life Insurance
Underwriting margin	361	389
Total Life Insurance	361	389
Institutional Markets
Spread income	117	67
Fee income	16	16
Underwriting margin	20	19
Total Institutional Markets	153	102
Total
Spread income	1,014	720
Fee income	474	494
Underwriting margin	381	408
Total	$1,869	$1,622

The following table presents Life Insurance underwriting margin:

	Three Months Ended June 30,
(in millions)	2023	2022
Premiums	$443	$440
Policy fees	371	390
Net investment income	327	350
Other income	26	30
Policyholder benefits	(721)	(734)
Interest credited to policyholder account balances	(85)	(87)
Underwriting margin	$361	$389

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended June 30,
(in millions)	2023	2022
Premiums	$1,921	$505
Net investment income	371	203
Policyholder benefits	(2,070)	(597)
Interest credited to policyholder account balances	(105)	(44)
Spread income(a)	$117	$67
SVW fees	16	16
Fee income	$16	$16
Premiums	(10)	(9)
Policy fees (excluding SVW)	33	33
Net investment income	36	37
Other income	—	—
Policyholder benefits	(11)	(15)
Interest credited to policyholder account balances	(28)	(27)
Underwriting margin(b)	$20	$19
(a)    Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(b)    Represents underwriting margin from Corporate Markets products, including COLI-BOLI, private placement variable universal life insurance and private placement variable annuity products

The following table presents Operating EPS:

	Three Months Ended June 30,
(in millions, except per common share data)	2023	2022
GAAP Basis
Numerator for EPS
Net income (loss)	$751	$2,674
Less: Net income (loss) attributable to noncontrolling interests	(20)	80
Net income (loss) attributable to Corebridge common shareholders	$771	$2,594

Denominator for EPS (a)
Weighted average common shares outstanding - basic	650.7	645.0
Dilutive common shares(b)	1.5	—
Weighted average common shares outstanding - diluted	652.2	645.0

Income per common share attributable to Corebridge common shareholders(a)
Common stock - basic	$1.18	$4.02
Common stock - diluted	$1.18	$4.02

Operating Basis(a)
Adjusted after-tax operating income attributable to Corebridge shareholders	$679	$491
Weighted average common shares outstanding - diluted	652.2	645.0
Operating earnings per common share	$1.04	$0.76
(a)    The results of the September 6, 2022 stock split have been applied retroactively for all periods prior to September 6, 2022
(b)    Potential dilutive common shares include our share-based employee compensation plans

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted Book Value:

At Period End	June 30, 2023	March 31, 2023	June 30, 2022
(in millions, except per share data)
Total Corebridge shareholders' equity (a)	$10,561	$11,555	$12,251
Less: Accumulated other comprehensive income (AOCI)	(15,182)	(14,067)	(12,106)
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,568)	(2,365)	(1,723)
Total adjusted book value (b)	$23,175	$23,257	$22,634
Total common shares outstanding (c)(1)	636.0	648.1	645.0
Book value per common share (a/c)	$16.61	$17.83	$18.99
Adjusted book value per common share (b/c)	$36.44	$35.88	$35.09
(1)        Total common shares outstanding are presented net of treasury stock

The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended June 30,
(in millions, unless otherwise noted)	2023	2022
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$3,084	$10,376
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,716	1,964
Average Corebridge shareholders’ equity (c)	11,058	16,140
Less: Average AOCI	(14,625)	(7,066)
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,467)	(734)
Average Adjusted Book Value (d)	$23,216	$22,472

Return on Average Equity (a/c)	27.9%	64.3%
Adjusted ROAE (b/d)	11.7%	8.7%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI basis):

	Three Months Ended June 30,
(in millions)	2023	2022
Net investment income (net income basis)	$2,714	$2,280
Net investment (income) on Fortitude Re funds withheld assets	(270)	(182)
Change in fair value of securities used to hedge guaranteed living benefits	(14)	(13)
Other adjustments	(5)	(12)
Derivative income recorded in net realized investment gains (losses)	55	36
Total adjustments	(234)	(171)
Net investment income (APTOI basis)(a)	$2,480	$2,109
(a)    Includes net investment income (loss) from Corporate and Other of $18 million and $131 million for the three months ended June 30, 2023 and June 30, 2022, respectively

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended June 30,
(in millions)	2023	2022
Individual Retirement
Premiums	$66	$60
Deposits	3,984	3,566
Other(a)	(5)	(6)
Premiums and deposits	4,045	3,620
Group Retirement
Premiums	4	5
Deposits	1,919	1,767
Premiums and deposits(b)(c)	1,923	1,772
Life Insurance
Premiums	443	440
Deposits	384	389
Other(a)	236	220
Premiums and deposits	1,063	1,049
Institutional Markets
Premiums	1,911	496
Deposits	991	46
Other(a)	8	8
Premiums and deposits	2,910	550
Total
Premiums	2,424	1,001
Deposits	7,278	5,768
Other(a)	239	222
Premiums and deposits	$9,941	$6,991
(a)    Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(b)    Includes premiums and deposits related to in-plan mutual funds of $720 million and $739 million for the three months ended June 30, 2023 and June 30, 2022, respectively
(c)    Excludes client deposits into advisory and brokerage accounts of $580 million and $579 million for the three months ended June 30, 2023 and June 30, 2022, respectively